Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in the Registration Statements of Michaels Stores, Inc. listed below and in the related Prospectuses of our reports dated April 6, 2005, with respect to the consolidated financial statements of Michaels Stores, Inc., management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, included in Michaels Stores, Inc. Annual Report (Form 10-K) for the year ended January 29, 2005.

Form	Registration Number	Pertaining to Michaels Stores, Inc.

S-3	33-48029	Registration of 1,255,717 Shares of Common Stock
S-8	33-54726	Michaels Stores, Inc. Key Employee Stock
Compensation Program
S-3	333-29423	Michaels Stores, Inc. Amended and Restated 1992
Non-Statutory Stock Option Plan
S-8	333-21407	Michaels Stores, Inc. Amended and Restated 1992
Non-Statutory Stock Option Plan
S-8	33-64379	Michaels Stores, Inc. Amended and Restated 1994
Non-Statutory Stock Option Plan
S-8	333-21635	Michaels Stores, Inc. Amended and Restated 1994
Non-Statutory Stock Option Plan
S-3	333-29421	Michaels Stores, Inc. Amended and Restated 1994
Non-Statutory Stock Option Plan and Stock
Option Agreement dated June 6, 1997, between
Michaels Stores, Inc. and R. Michael Rouleau
S-3	333-34459	Michaels Stores, Inc. Dividend Reinvestment and
Stock Purchase Plan
S-8	33-61055	Michaels Stores, Inc. Employees 401(k) Plan
S-8	333-29429	Michaels Stores, Inc. Amended and Restated 1997
Employees Stock Purchase Plan
S-8	333-82495	Michaels Stores, Inc. Deferred Compensation Plan
S-8	333-66122	Michaels Stores, Inc. Second Amended and
Restated 2001 Employee Stock Option Plan
S-8	333-97241	Michaels Stores, Inc. Second Amended and
Restated 2001 Employee Stock Option Plan
S-3	333-84112	Michaels Stores, Inc. Amended and Restated 1997
Stock Option Plan
S-8	333-71054	Michaels Stores, Inc. Amended and Restated 2001
General Stock Option Plan
S-8	333-84048	Michaels Stores, Inc. Amended and Restated 2001
General Stock Option Plan
S-3	333-84054	Michaels Stores, Inc. Amended and Restated 2001
General Stock Option Plan

/s/ Ernst & Young LLP
Dallas, Texas
April 6, 2005